SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 7, 1999


                         HARNISCHFEGER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


             1-9299                                     39-1566457
     (Commission File No.)                   (IRS Employer Identification No.)


                3600 South Lake Drive                   53235-3716
               St. Francis, Wisconsin                   (Zip Code)
      (Address of principal executive offices)


       Registrant's telephone number, including area code: (414) 486-6400

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                  On June 7, 1999, Harnischfeger Industries, Inc. (the "Company") and certain of its U.S. based subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The petitions do not cover the Company's foreign based subsidiaries.

                  In connection with the Chapter 11 filing, the Company has obtained a commitment for $750 million in debtor-in-possession financing and issued a press release announcing the Company's filing (the "Press Release"). A copy of the Press Release is filed as Exhibit 1 hereto.

                  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Press Release which is incorporated by reference and the Chapter 11 petition and motions and related pleadings and papers on file with the Bankruptcy Court.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits.

               99.1     Text of press release dated June 7, 1999.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 7, 1999

                                        HARNISCHFEGER INDUSTRIES, INC.



                                        By:  /s/  James A. Chokey
                                            ------------------------------------
                                        Name:  James A. Chokey
                                        Title: Senior Vice President,
                                               Secretary and General Counsel






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

                                  EXHIBIT LIST

  Exhibit
    No.                            Description
    ---                            -----------

   99.1               Text of press release dated June 7, 1999.














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